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EXHIBIT 10.1

               SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS
               --------------------------------------------------

         This Separation Agreement and General Release of Claims (this "Agreement") is executed effective 1/7/05 (the "Effective Date") by and between Island Pacific Inc. ("Company") and RAN FURMAN, (Employee") a resident of CALIFORNIA, who agree as follows:

         1. RECITAL. This Agreement is made with reference to the following recital of essential facts:

               1.1 The Company is willing to provide Employee with certain severance benefits described below, on the terms and conditions set forth in this Agreement.

               1.2 As a material inducement for the Company entering into this Agreement, Employee agrees to release any and all claims against the Company, as more fully set forth below.

AGREEMENT: COMPANY AGREES TO: (1) PROVIDE TO EMPLOYEE FOUR ADDITIONAL MONTHS OF SALARY TERMINATION NOTICE CONTINUATION IN ACCORDANCE WITH THE NORMAL PAY PERIODS OF THE COMPANY MINUS ALL APPLICABLE STATE AND FEDERAL PAYROLL TAXES. BENEFITS WILL REMAIN IN EFFECT UNTIL JANUARY 31, 2005. IF YOU ELECT COBRA AS OF 2/1/05, THE COMPANY WILL PAY FOR YOUR COBRA UNTIL MAY 31, 2005. YOU WILL HAVE 90 DAYS AFTER YOUR TERMINATION DATE TO EXERCISE YOUR STOCK OPTIONS. PLEASE SEE YOUR OPTION STATEMENT FOR MORE DETAIL.

         2. RETURN OF COMPANY PROPERTY. Upon delivery of this Agreement to Employee, Employee shall return to the Company all property belonging to the Company, excluding laptop and blackberry, but including without limitation, office keys, credit cards, and Confidential Material and Proprietary Information (as defined below). For purposes of this Agreement, Confidential Material and Proprietary Information shall mean all promotional materials, financial information or documents, performance standards and other confidential information, proprietary information and similar items of the Company or licensed to the Company, including without limitation, trade secrets and copyrighted materials, and any other Confidential Material and Proprietary Information as defined in Employee's Confidentiality and Non-Competition Agreement.

         3. RELEASE OF CLAIMS. As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and the Company's stockholders, predecessors, successors, assigns, affiliates, agents, directors, officers, employees, representatives, attorneys, and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including without limitation, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, including without limitation, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, wrongful discharge in violation of public policy, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including without limitation:
(1)Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (2)42 U.S.C. Section 1981 (discrimination);
(3)29 U.S.C. Section 206(d)(1) (equal pay); (4)29 U.S.C. Section 621 et. seq. (age discrimination); (5)the California Fair Employment and Housing Act (discrimination, including race, color, national origin, ancestry, physical handicap, medical condition, marital status, sex or age); (6)Executive Order 11246 (race, color, religion, sex and national origin discrimination);
(7)Executive Order 11141 (age discrimination); (8)Section 503 and 504 of the


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Rehabilitation Act of 1973 (handicap discrimination); (9)California Labor Code
(wages, hours, and other regulations of employment); and (10)the Employee Retirement Income Security Act of 1974 (ERISA) (denial of employee benefits), but excluding any claims under this Agreement (collectively, "Employee Claims"), which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time previously had, owned or held, or claimed to have, owned or held.

         4. WAIVER OF STATUTORY RIGHTS. Employee hereby waives all rights and Employee Claims against the Releasees which may exist under California Civil Code section 1542 and/or any similar state or federal law. California Civil Code section 1542 provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         5. REPRESENTATIONS AND WARRANTIES. Employee hereby represents and warrants that:

               5.1 Employee does not possess any Confidential Material or Proprietary Information as defined in Section 3, above, and has returned all property of Company, excluding laptop and blackberry, but including credit cards, keys, telephones, pagers, and any other tangible or intangible property of Company. If Company reasonably believes that Employee continues to possess any Confidential Material or Proprietary Information, or is in breach of any of his continuing obligations under this Agreement, Company shall be entitled to injunctive relief (in addition to any other remedies at law or equity) to enforce such provisions, without the necessity for Company to post any type of bond or similar undertaking.

               5.2 Employee is not entitled to any "vacation pay," any "sick pay," any "back pay," or any other compensation or reimbursement which has not already been paid by the Company to Employee as of the date of this Agreement;

               5.3 Employee has never been injured in any manner while working for or on behalf of the Company and has not been injured or suffered any ailment as a result of his employment for the Company; and

               5.4 Employee has not previously assigned or transferred in any manner, or purported to have assigned or transferred in any manner, any of the Employee Claims.

         6. NON-INTERFERENCE. Employee agrees that he will not interfere with Company's business relationships and will cooperate with Company concerning questions related to Employee's prior dealings with Company. Unless compelled by a validly issued subpoena, Employee specifically agrees not to initiate, participate, or cooperate in any legal, administrative, investigative or other adversary proceedings contemplated or initiated by any persons or entities not a party to this Agreement, against the Company or any of its affiliates, or employees.

         7. CONFIDENTIALITY. Except as essential to the consummation of the transactions under this Agreement, or as otherwise required by law, (a) Employee shall maintain absolute confidentiality of this Agreement and the transactions under this Agreement, and (b) Employee shall not make or allow any notices, statements, disclosures, communications or news releases concerning the existence or content of this Agreement or any transaction under this Agreement. Nothing in this Paragraph shall prevent Employee from disclosing to his legal counsel, tax consultants and financial advisors the existence and terms of this Agreement or any transaction under this Agreement.

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         8. NON-DISPARAGEMENT. Neither party shall disparage or otherwise publish or communicate "derogatory" statements, (factual, opinion, or otherwise), about the other party, be it orally or in writing. For purposes of this Agreement, "derogatory" shall be defined as a statement that detracts in any way from, or tends to shed a negative light upon, another's character, standing, reputation, financial viability, or business practices.

         9. LIQUIDATED DAMAGES. Each party to this Agreement acknowledges that the actual damages for any breach of paragraphs 7, 8 or 9 would be extremely difficult to fix. Accordingly, if Employee breaches the provisions of paragraphs 7, 8 or 9, Employee agrees to pay Company the reasonable sum of $10,000 as liquidated damages for each violation of his respective obligations in those paragraphs of this Agreement.

         10. NO ADMISSION OF LIABILITY. Nothing in this Agreement shall be construed as an admission of liability by or against the Company.

         11. GOVERNING LAW. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles.

         12. VENUE AND JURISDICTION. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement.

         13. ATTORNEY'S FEES. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party(ies) against any other party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with Civil Rights Claims as defined in paragraph 18, below, the prevailing party(ies) in such Proceeding shall be entitled to recover from the unsuccessful party(ies) all costs, expenses, actual attorney's and expert witness fees, relating to or arising out of (1) such Proceeding (whether or not such Proceeding proceeds to judgment), and (2) any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, actual attorney's and expert witness fees.

         14. MODIFICATION. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

         15. PRIOR UNDERSTANDINGS/SURVIVING OBLIGATIONS. Except with respect to Employee's surviving obligations in the Proprietary Information Agreement and any other prior confidentiality or proprietary information agreements signed by Employee, this Agreement: (a) contains the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

         16. INDEPENDENT COUNSEL/DRAFTING AMBIGUITIES. Each party to this Agreement has reviewed and has had the opportunity to revise this Agreement and has had the opportunity to have such party's legal counsel review and revise this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

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          17. ARBITRATION OF DISPUTES. ANY CONTROVERSY OR CLAIM RELATING TO OR
ARISING OUT OF THIS AGREEMENT OR EMPLOYEE'S EMPLOYMENT SHALL BE SETTLED IN SAN DIEGO COUNTY, CALIFORNIA BY ARBITRATION IN ACCORDANCE WITH JAMS ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES (THE "JAMS RULES"). JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ALL PARTIES TO THE ARBITRATION SHALL BE ENTITLED TO THE FULL RANGE OF DISCOVERY PROVIDED UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1283.05.

FOR ANY CLAIMS BROUGHT UNDER THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, OR ANY OTHER LOCAL, STATE OR FEDERAL STATUTORY CLAIM ("STATUTORY CLAIMS"): (A) THE SUBSTANTIVE AND REMEDIAL PROVISIONS OF THE STATUTE(S) APPLICABLE TO THE STATUTORY CLAIMS SHALL BE AVAILABLE TO ANY PARTY REQUIRED TO ARBITRATE STATUTORY CLAIMS UNDER THIS AGREEMENT; (B) ANY EMPLOYEE BRINGING SUCH A CLAIM SHALL NOT BE REQUIRED TO PAY UNREASONABLE COSTS OR ANY OF THE ARBITRATOR'S FEES OR EXPENSES; AND (C) THE ARBITRATOR MUST ALSO ISSUE A WRITTEN AWARD SETTING FORTH THE ESSENTIAL FINDINGS AND CONCLUSIONS ON WHICH THE AWARD IS BASED.

THIS AGREEMENT IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, IRRESPECTIVE OF CALIFORNIA'S CHOICE-OF-LAW PRINCIPLES.

BY SIGNING THIS AGREEMENT COMPANY AND EMPLOYEE ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND ARE GIVING UP ANY RIGHTS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL, AND TO ANY JUDICIAL RIGHTS TO APPEAL.

         18. SEVERABILITY If any clause, provision, sentence or paragraph herein is deemed to be unenforceable under the laws of the State of California, then such portion of this document shall be deemed deleted and shall not affect the balance of this document which shall be construed without such unenforceable provision.

         19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document.

         20. PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT. Employee understands that he has a period of twenty-one (21) days from his receipt of this Agreement to review and consider this Agreement before signing this Agreement. Employee further understands that he may use as much of this 21-day period as he wishes before signing this Agreement.

         21. EMPLOYEE'S RIGHT TO REVOKE AGREEMENT. Employee may revoke this Agreement within seven (7) days after he signs this Agreement. Revocation may be made by delivering a written notice of revocation to Debbie Sayer. For such revocation to be effective, written notice must be received by no later than the close of business on the seventh day after Employee signs this Agreement.

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EMPLOYEE


------------------------------------------
-----------------------

COMPANY

ISLAND PACIFIC, INC.


By:
    -------------------------------------


Its:
     ------------------------------------


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